As filed with the Securities and Exchange Commission on January 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOATLA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1922320
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11085 Torreyana Road

San Diego, California 92121

(858) 558-0708

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jay M. Short, Ph.D.

Co-Founder, Chief Executive Officer and Chairman

BioAtla, Inc.

11085 Torreyana Road

San Diego, California 92121

(858) 558-0708

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Schulman, Esq.

Niki Fang, Esq.

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

Telephone: (415) 773-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a new registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, with respect to $195.95 million of securities which remain unsold by the registrant, or the Unsold Securities, under the registration statement on Form S-3 (File No. 333-269148), which was declared effective on January 17, 2023, or the Prior Registration Statement. Filing fees of $195.95 million were previously paid with respect to the Unsold Securities (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement, the registrant may issue and sell securities under the Prior Registration Statement until the earlier of (i) the effective date of this registration statement and (ii) July 16, 2026, which is 180 days after the third anniversary of the initial effective date of the Prior Registration Statement, the earlier being the Expiration Date. Until the Expiration Date, the registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder. All offers and sales by the registrant under the Prior Registration Statement will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement. Pursuant to Rule 415(a)(6), on or before the Expiration Date, the registrant may file a pre-effective amendment to this Registration Statement to update the amount of unsold securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such unsold securities under this Registration Statement, including without limitation by continuing to conduct the sales of shares pursuant to the Agreements referenced below. If applicable, such pre-effective amendment shall identify such unsold securities to be included in this Registration Statement, and the amount of any new securities to be registered on this Registration Statement.

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $200,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and units; and

•

a prospectus supplement covering the offering, issuance and sale by the registrant of up to $18.75 million of shares of the registrant’s common stock that may be issued and sold to YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), Anson Investments Master Fund LP, a Cayman Islands exempted limited partnership (“Anson Investments Master Fund”), and Anson East Master Fund LP, a Cayman Islands exempted limited partnership (“Anson East Master Fund” and, collectively with Yorkville and Anson Investments Master Fund, the “Investors”), in connection with the Pre-Paid Advance Agreements that the registrant entered into with the Investors on November 20, 2025 (the “Pre-Paid Advance Agreements”) and (ii) the Standby Equity Purchase Agreement that the registrant entered into with Yorkville on November 20, 2025 (the “Standby Equity Purchase Agreement” and together with the Pre-Paid Advance Agreements, the “Agreements”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares under the Agreements, will be specified in a prospectus supplement to the base prospectus. The prospectus supplement covering the shares that may be issued and sold pursuant to the Agreements immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the prospectus supplement relating to the Agreements is included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon any termination of the Agreements, any portion of the $18.75 million included in the prospectus supplement that has not been sold pursuant to the Agreements will become available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if none of the $18.75 million of shares of common stock are sold under the Agreements, the full $18.75 million of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

On November 21, 2025, the Company filed a prospectus supplement, or the Prior Prospectus Supplement, covering the offering, issuance and sale of up to $22.5 million of shares of our common stock directly to the Investors in connection with the Agreements. As of immediately prior to the filing of this registration statement, $195.95 million of shares of common stock remained available for sale under the Prior Prospectus Supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2026

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $200,000,000 in the aggregate of any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

As of January 16, 2026, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $74.4 million, which we calculated based on 63,464,322 shares of outstanding common stock as of December 31, 2025, of which 60,967,643 shares were held by non-affiliates, and a price per share of $1.22, which was the closing price of our common stock on November 18, 2025. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus, other than $22.8 million pursuant to the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BCAB”. On January 15, 2026, the closing price for our common stock, as reported on the Nasdaq Capital Market, was $0.3196 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “RISK FACTORS” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings in an amount not to exceed $200,000,000 in the aggregate. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including, among other things, the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with any prospectus supplement, you should rely upon the prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “BioAtla”, “we”, “us”, “our”, “our company” or similar references refer to BioAtla, Inc.; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, or any combination of the foregoing securities.

We have obtained a registered trademark for BioAtla® in the United States. This prospectus and documents incorporated by reference into this prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference into this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

BIOATLA, INC.

We are a clinical-stage biopharmaceutical company developing our novel class of highly specific and selective antibody-based therapeutics for the treatment of solid tumor cancer. Our CABs capitalize on our proprietary discoveries with respect to tumor biology, enabling us to target known and widely validated tumor antigens that have previously been difficult or impossible to target. Our novel CAB therapeutic candidates exploit characteristic pH differences between the tumor microenvironment and healthy tissue. Unlike healthy tissue, the tumor microenvironment is acidic, and we have designed our antibodies to selectively bind to their targets on tumor cells under acidic pH conditions but not on targets in normal tissues. Our approach is to identify the necessary targeting and potency required for cancer cell destruction, while aiming to eliminate or greatly reduce on-target, off-tumor toxicity—one of the fundamental challenges of existing cancer therapies.

We are a United States-based company with facilities in San Diego, California. Since the commencement of our operations, we have focused substantially all of our resources on conducting research and development activities, including drug discovery, preclinical studies and clinical trials of our product candidates, including the ongoing Phase 2 clinical trials of mecbotamab vedotin (BA3011), ozuriftamab vedotin (BA3021), and evalstotug (BA3071), and our Phase 1 clinical trial of BA3182 (CAB-EpCAM x CAB-CD3), establishing and maintaining our intellectual property portfolio, manufacturing clinical and research material through third parties, hiring personnel, establishing product development and commercialization collaborations with third parties, raising capital and providing general and administrative support for these operations. Since 2014, such research and development activities have exclusively related to the research, development, manufacture and Phase 1 and Phase 2 clinical testing of our CAB antibody-based product candidates and the strengthening of our proprietary CAB technology platform and pipeline.

CHANNELS FOR DISCLOSURE OF INFORMATION

Investors and others should note that we routinely announce material information to investors and the marketplace using filings with the SEC, press releases, public conference calls, presentations, webcasts and our investor relations website. While not all of the information that we post to our investor relations website is of a material nature, some information could be deemed to be material. Accordingly, we encourage investors, the media, and others interested in our company to review the information that we share at the “Investors” link located at the top of our webpage at www.ir.bioatla.com. Users may automatically receive email alerts and other information about our company when enrolling an email address by visiting Email Alerts in the Resources section of our website at https://ir.bioatla.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term, interest-bearing, investment-grade securities or hold as cash.

DESCRIPTION OF OUR CAPITAL STOCK

We have one class of securities registered under Section 12 of the Exchange Act: our common stock. The following summary of the terms of our common stock is based upon our amended and restated certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the applicable provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to our Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law for more information.

Common stock and class B common stock

We are authorized to issue up to a total of 350,000,000 shares of common stock, par value $0.0001 per share, and up to a total of 15,368,569 shares of Class B common stock, par value $0.0001 per share. No Class B common stock is outstanding as of December 31, 2025. The holders of our common stock and Class B common stock have identical rights, provided that (i) except as otherwise expressly provided in our amended and restated certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our common stock are entitled to one vote per share of common stock, and holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors and (ii) holders of our common stock have no conversion rights, while holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.99% of any class of our securities registered under the Exchange Act, unless otherwise as expressly provided for in our amended and restated certificate of incorporation. However, this ownership limitation may be increased or decreased to any other percentage designated by such holder of Class B common stock upon 61 days’ notice to us.

Our common stock and Class B common stock have no preemptive rights or other subscription rights or redemption or sinking fund provisions. Upon our liquidation, dissolution or winding-up, holders of our common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock and Class B common stock are entitled to receive dividends only if declared from time to time by our board of directors out of assets which are legally available.

Preferred stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Series A Junior Preferred Stock

On January 9, 2026, our board of directors authorized the issuance of one (1) share of Series A Junior Preferred Stock, par value $0.0001 per share (the “Super-Voting Share”), to Jay M. Short, Ph.D., the Company’s Chairman, Chief Executive Officer and co-founder, and the Company filed a Certificate of Designation of Series A Junior Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware with respect to the Super-Voting Share.

The rights, preferences and privileges of the Super-Voting Share are set forth in the Certificate of Designation. The Super-Voting Share entitles the holder thereof to vote together with the holders of the Company’s common stock as a single class on any proposal to approve (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to reclassify by combining the issued shares of Common Stock into a lesser number of issued shares of common stock and (ii) an adjournment of any meeting at which such a proposal is submitted to stockholders or (iii) any other matter that the board of directors determines (in its sole discretion) is related to a such a proposal (each a “Voting Proposal”). The Super-Voting Share allows the holder to cast a number of votes, in person or by proxy, equal to the number of shares of common stock outstanding on the record date for determining stockholders entitled to vote at the meeting at which such Voting Proposal will be submitted, provided that the holder of the Super-Voting Share is required to cast all votes “for” the Voting Proposal if at least two-thirds (2/3) of the voting power of the common stock present and entitled to vote approve the Voting Proposal, and “against” the Voting Proposal if less than two-thirds (2/3) of the voting power of the common stock present and entitled to vote approve such Voting Proposal. Except as required by law or as otherwise provided in the Certificate of Designation, the Super-Voting Share does not entitle the holder to vote on any other matters.

The holder of the Super-Voting Share is not entitled to receive dividends. Subject to the prior rights of any other class or series of capital stock of the Company, upon a liquidation, dissolution or winding up of the Company, the holder of the Super-Voting Share will be entitled to $0.01 (payable out of funds legally available therefor) before any distribution or payment shall be made to the holders of common stock. The Super-Voting Share may be redeemed at any time at the option of the board of directors for $0.01 in cash out of funds legally available therefor. In the event of a merger or consolidation of the Company with or into another entity, the Super-Voting Share will not entitle the holder to receive any consideration.

The holder of the Super-Voting Share may not transfer such share or any interest in such share to any other person or entity without the prior consent of the board of directors, except for the provision of a proxy to a person designated by the Company in connection with any Voting Proposal.

Warrants

On December 20, 2024, in connection with a registered direct offering, we issued warrants (the “Warrants”) which may be exercised to acquire our common stock.

General Terms of the Warrants

As of December 31, 2025, the outstanding Warrants represent the rights to purchase up to an aggregate of 9,679,158 shares of common stock at an initial exercise price of $1.19 per share. The Warrants became exercisable on June 20, 2025 and will expire five years from the date of initial exercisability.

Duration and Exercise Price

Each Warrant has an initial exercise price per share equal to $1.19. Each Warrant became exercisable beginning June 20, 2025 at an exercise price of $1.19 per share and will expire June 20, 2030. The exercise price is subject to adjustment in the event of stock dividends, stock splits, rights offerings or other distributions to holders of common stock, reorganizations or similar events affecting our common stock and the exercise price. In the event of a reverse stock split, the number of shares of common stock issuable upon the exercise of our outstanding Warrants and the exercise price of the Warrants will increase in proportion to the reverse stock split ratio. Furthermore, if the lowest volume weighted average price (“VWAP”) of the common stock during the eleven (11) trading days (the “Adjustment Period”) commencing five (5) trading days immediately preceding the reverse stock split and ending five (5) trading days immediately following the reverse stock split is less than the Warrant’s adjusted exercise price, then the exercise price of the Warrant will be reduced to match that lowest VWAP, as adjusted for the reverse stock split. This adjustment is applied retroactively to the first trading day of the Adjustment Period.

Exercisability and Exercise Limitations

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Fundamental Transaction

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not plan on applying to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

No Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights or the rights to receive dividends, until the holder exercises the Warrant.

Resale Registration Rights

Under the Purchase Agreement, we have agreed to use our best efforts to maintain the effectiveness of a registration statement covering the resale of the shares issuable upon exercise of the Warrants for as long as the holder continues to hold the Warrants or until the Warrants have expired.

Anti-takeover effects of provisions of our certificate of incorporation, our bylaws and Delaware law

Certain provisions of Delaware law and certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws, summarized below, may be deemed to have an anti-takeover effect and may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Delaware anti-takeover law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Preferred stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences or relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Classified board

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors.

Removal of directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of at least 66 2/3% of the voting power of all of our then outstanding common stock and that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors.

Director vacancies

Our amended and restated certificate of incorporation provides that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special meetings of stockholders

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, except as otherwise required by law, special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies).

Advance notice procedures for director nominations

Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing and also specify requirements as to the form and content of a stockholder’s notice.

Action by written consent

Our amended and restated certificate of incorporation and amended and restated bylaws require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent.

Cumulative voting

Our amended and restated certificate of incorporation provides for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Amending our certificate of incorporation and bylaws

The amendment of any of the provisions in our amended and restated certificate of incorporation, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Exclusive forum provision

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of proceedings: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim arising pursuant to any provision of our amended and restated certificate of incorporation or amended and restated bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Our amended and restated bylaws further provide that the federal district courts of the United States of America will be the exclusive forum to the fullest extent permitted by law, for resolving any complaint asserting a cause of action arising under the Securities Act. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated certificate of incorporation and amended and restated bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws described above.

Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “BCAB.”

Transfer agent and registrar

The transfer agent and registrar for our common stock and Class B common stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under one or more separate indentures that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed a form of indenture under which debt securities may be issued from time to time as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material.

In this section of the prospectus, the term “the Company” refers only to BioAtla, Inc.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto as applicable:

•	the title and series of such debt securities;

•	the principal amount being offered;

•	the total amount authorized and the total amount outstanding as of the most recent practicable date;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will start accruing and become payable, record dates for interest payments and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into and/or exchange the debt securities for, other securities, cash or other property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•

the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•

if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	name of any trustees and any authenticating or paying agents or registrars or depositaries or any other agents with respect to such debt securities;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “—Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a)

change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or change the obligation to pay additional amounts pursuant to the indenture, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair the right of any holder of debt securities to institute suit for the payment after such payment is due (or, in the case of redemption, on or after such redemption date or, in the case of repayment at the option of the holder, on or after such payment is due);

(b)

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the indenture, or reduce the requirements for quorum or voting;

(c)

modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or waivers of certain provisions or covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)

make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a)

to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b)

to add to the covenants of the Company for the benefit of the holders of any series of debt securities issued thereunder or to surrender any right or power conferred on the Company pursuant to the indenture;

(c)	to establish the form and terms of debt securities issued thereunder;

(d)	to evidence and provide for the acceptance of an appointment of a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee pursuant to the indenture;

(e)

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of outstanding debt securities issued thereunder in any material respect;

(f)	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g)	to add any additional events of default with respect to all or any series of debt securities (as shall be specified in such supplemental indenture);

(h)

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i)	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j)	to add guarantees in respect of the debt securities of one or more series and to provide for the terms and conditions of release thereof;

(k)	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series any property or assets;

(l)

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)	to provide for certificated securities in addition to or in place of global securities;

(n)	to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o)

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)	default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)	default in the payment of principal of or any premium on any series of the debt securities outstanding under the indenture when due and payable;

(c)

default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)

failure by the Company for 60 days after receipt by written notice from the trustee upon instruction from holders of at least 25% in principal amount of the debt securities outstanding of such series to observe or perform any of the other covenants or agreements in the indenture and stating that such notice is a “Notice of Default” pursuant to the indenture; provided, that if such failure cannot be cured within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default;

(e)	certain events of bankruptcy, insolvency, reorganization or other similar action of the Company; and

(f)

any other event of default provided in the indenture with respect to a particular series of debt securities, provided that any such event of default that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to a particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the Company must periodically furnish the trustee with a written statement as to the Company’s compliance with the covenants contained in the indenture and as to the absence of default under the indenture terms.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of securities of such series.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “—Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “—Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts.

The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency.

The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports.

So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants.

Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a)	all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or

(b)

i.

the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

ii.

the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “—Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “—Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “—Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a)

the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption, as the case may be;

(b)

such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c)

no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)

the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)

the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)	if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g)	any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a)

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph, and any rights of such holder to convert or exchange such debt securities into common stock or other securities, cash or other property;

(b)

the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust, and the Company’s obligations with respect to the payment of additional amounts, if any, on such securities, and with respect to any rights to convert or exchange such securities into common stock or other securities, cash or other property;

(c)	the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d)	the defeasance or covenant defeasance provisions of the indenture.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision and certain other limitations, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities or warrants or any combination of such securities.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	an accelerated securities repurchase program;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 24, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 6, 2025, August 7, 2025 and November 13, 2025, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on February  7, 2025, March  14, 2025, March  27, 2025 (Item 2.05 only), May  16, 2025, June  20, 2025, September  22, 2025, November  21, 2025, December  30, 2025, December  31, 2025 and January 12, 2026;

•

The description of our common stock contained in the Registration Statement on Form 8-A, dated December 9, 2020 as updated by the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as amended, filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, and including any amendment or report subsequently filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

BioAtla, Inc.

11085 Torreyana Road

San Diego, California 92121

(858) 558-0708

Attn: Investor Relations

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.ir.bioatla.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus dated   , 2026)

Up to $18.75 million of Common Stock

We are offering up to $18.75 million of shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus, directly to YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), Anson Investments Master Fund LP, a Cayman Islands exempted limited partnership (“Anson Investments Master Fund”), and Anson East Master Fund LP, a Cayman Islands exempted limited partnership (“Anson East Master Fund” and, collectively with Yorkville and Anson Investments Master Fund, the “Investors”), in connection with the Pre-Paid Advance Agreements that we entered into with the Investors on November 20, 2025 (the “Pre-Paid Advance Agreements”) and (ii) the Standby Equity Purchase Agreement that we entered into with Yorkville on November 20, 2025 (the “Standby Equity Purchase Agreement” and the date and time of actual execution of the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement shall be referred to herein as the “Effective Date”). In accordance with the terms of the Pre-Paid Advance Agreements, on November 21, 2025, the Investors advanced to us pre-paid advances in the aggregate principal amount of $7.5 million (each, a “Pre-Paid Advance” and collectively, the “Pre-Paid Advances”). The Pre-Paid Advances were purchased by the Investors at 95% of the face amount. As of January 15, 2026, the aggregate principal amount of $3.75 million remained outstanding under the Pre-Paid Advance Agreements. At any time that there is an outstanding balance under a Pre-Paid Advance, the applicable Investor may provide written notice (each, a “Purchase Notice”) requiring that we issue and sell shares of our common stock (the “PPA Shares”) to the applicable Investor, which shall be offset against the amount outstanding under the applicable Pre-Paid Advance, at a price per share equal to the lower of (a) $1.39 (the “Fixed Price”) and (b) 95% of the lowest daily volume weighted average price (the “VWAP”) of our common stock on The Nasdaq Capital Market during the seven (7) consecutive trading days immediately preceding the date on which the applicable Investor provides the Purchase Notice to us (the “Market Price”), but in no event shall the Market Price be less than $0.23 (the “Floor Price”) and provided that for any date the applicable Investor delivers to the Company a Purchase Notice before November 28, 2025, the Market Price shall instead equal to 95% of the lowest daily VWAP during the shorter period commencing on November 18, 2025 and ending on the trading day immediately prior to the date the applicable Investor delivers to the Company a Purchase Notice, and provided further that the applicable Investor may elect to use the Fixed Price in any Purchase Notice even if such price is greater than or less than the Market Price. The issuance of PPA Shares is subject to certain limitations and conditions, including pursuant to the rules of The Nasdaq Capital Market and that the shares of common stock beneficially owned by the applicable Investor and its affiliates at any one time will not exceed 4.99% of the then-outstanding shares of our common stock. Interest shall accrue on the outstanding balance of each Pre-Paid Advance at an annual rate of 4%, subject to an increase to 18% upon events of default described in the Pre-Paid Advance Agreement.

In addition, in accordance with the terms of the Standby Equity Purchase Agreement, we will have the right, at our sole discretion, to issue and sell shares of common stock (the “SEPA Shares”) having an aggregate gross sales price of up to $15 million (the “Commitment Amount”) to Yorkville from time to time during the 36 months following the effective date of the Standby Equity Purchase Agreement. The SEPA Shares will be sold at the Company’s option at a price equal to 97% of the prevailing market price, subject to certain limitations, including that Yorkville may not purchase any SEPA Shares that would result in Yorkville and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of our common Stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BCAB.” The last reported sale price of our common stock on The Nasdaq Capital Market on January 15, 2026 was $0.3196 per share.

On November 21, 2025, the Company filed a prospectus supplement (the “Prior Prospectus Supplement”), covering the offering, issuance and sale of up to $22.5 million of shares of our common stock directly to the Investors in connection with the Pre-Paid Advance Agreements and Standby Equity Purchase Agreement. As of immediately prior to the filing of this prospectus supplement, $18.75 million of shares of common stock remained available for sale under the Prior Prospectus Supplement, which are the PPA Shares and the SEPA Shares offered pursuant to this prospectus supplement and the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement, as applicable. In addition, this prospectus supplement also covers the resale of those shares from time to time by the Investors to the public.

Although we have been advised by each Investor, and each Investor represents in the applicable Pre-Paid Advance Agreement and the Standby Equity Purchase Agreement, that it is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that each Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our common stock by the Investors and any discounts, commissions or concessions received by the Investors may be deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the Investors, see “Plan of Distribution” beginning on page S-15 of this prospectus supplement.

Tungsten Partners LLC d/b/a Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) (the “Placement Agent”) acted as the sole placement agent for the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement. We have paid the Placement Agent a placement fee equal to 6% of the face amount of the Pre-Paid Advances and agreed to pay 3% of the aggregate purchase price of any SEPA Shares when and if purchased by Yorkville pursuant to the Standby Equity Purchase Agreement.

As of January 16, 2026, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $74.4 million, which we calculated based on 63,464,322 shares of outstanding common stock as of December 31, 2025, of which 60,967,643 shares were held by non-affiliates, and a price per share of $1.22, which was the closing price of our common stock on November 18, 2025. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement, other than $22.8 million pursuant to the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated     , 2026

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) on January 16, 2026 using a shelf registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $200,000,000 (subject to compliance with General Instruction I.B.6 of Form S-3). Under this prospectus supplement and accompanying prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $3.75 million, at prices and on terms set forth in the Pre-Paid Advance Agreements, and up to $15 million, at prices and on terms set forth in the Standby Equity Purchase Agreement.

This prospectus supplement describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein and additional information described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Neither the Company nor the Placement Agent has authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus filed by us with the SEC. Accordingly, neither the Company nor the Placement Agent takes any responsibility for, and cannot provide any assurance as to the reliability of, any information that others may give. Neither the Company nor the Placement Agent is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus supplement or any sale of the common stock offered hereby. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to “BioAtla”, the “Company”, “we”, “us” and “our” refer to BioAtla, Inc., a Delaware corporation. BioAtla is a trademark of BioAtla, Inc. Our logos and trademarks are the property of BioAtla. All other brand names or trademarks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus supplement and the accompanying prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents that are incorporated herein or therein by reference contain forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, including risks described in the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference into this prospectus supplement. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement, the accompanying prospectus and the other documents that are incorporated herein or therein by reference may not occur, and actual results may differ materially and adversely from those anticipated or implied in the forward- looking statements. Such forward-looking statements include, but are not limited to, statements about:

•	our ability to develop and advance our current product candidates and programs into, and successfully complete, clinical trials;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results;

•	the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

•	the potential benefits of our strategic relationships and our plans, timing of, and ability to establish collaborations or other strategic partnerships for selected assets;

•	ability to achieve milestones and the plans, timing and expectations regarding future data updates, clinical trials, regulatory meetings and regulatory submissions;

•	our manufacturing, commercialization and marketing capabilities and strategy;

•	our plans and strategies to develop and commercialize our CAB antibodies;

•	our plans to further develop our technology platform and expand our pipeline of product candidates;

•	the potential benefits and advantages of our current and future product candidates that we may develop from our patented technology platform;

•	the potential regulatory approval path for our product candidates and the timing or likelihood of regulatory filings and approvals for our product candidates;

•	regulatory developments in the United States and Europe and other foreign countries;

•	our expectations and plans to obtain funding for our operations, including from our existing and potential future collaboration and licensing agreements;

•	our ability to continue as a going concern;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our technology platform and product candidates;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates and for the manufacture of our product candidates for preclinical studies and clinical trials;

•	our ability to achieve the expected benefits of our workforce reduction;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•	the impact of health epidemics and outbreaks on our business, financial condition, results of operations, and prospects.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein and therein, before making a decision to purchase our common stock.

Overview

We are a clinical-stage biopharmaceutical company developing our novel class of highly specific and selective antibody-based therapeutics for the treatment of solid tumor cancer. Our CABs capitalize on our proprietary discoveries with respect to tumor biology, enabling us to target known and widely validated tumor antigens that have previously been difficult or impossible to target. Our novel CAB therapeutic candidates exploit characteristic pH differences between the tumor microenvironment and healthy tissue. Unlike healthy tissue, the tumor microenvironment is acidic, and we have designed our antibodies to selectively bind to their targets on tumor cells under acidic pH conditions but not on targets in normal tissues. Our approach is to identify the necessary targeting and potency required for cancer cell destruction, while aiming to eliminate or greatly reduce on-target, off-tumor toxicity—one of the fundamental challenges of existing cancer therapies.

We are a United States-based company with facilities in San Diego, California. Since the commencement of our operations, we have focused substantially all of our resources on conducting research and development activities, including drug discovery, preclinical studies and clinical trials of our product candidates, including the ongoing Phase 2 clinical trials of mecbotamab vedotin (BA3011), ozuriftamab vedotin (BA3021), and evalstotug (BA3071), and our Phase 1 clinical trial of BA3182 (CAB-EpCAM x CAB-CD3), establishing and maintaining our intellectual property portfolio, manufacturing clinical and research material through third parties, hiring personnel, establishing product development and commercialization collaborations with third parties, raising capital and providing general and administrative support for these operations. Since 2014, such research and development activities have exclusively related to the research, development, manufacture and Phase 1 and Phase 2 clinical testing of our CAB antibody-based product candidates and the strengthening of our proprietary CAB technology platform and pipeline.

We believe that there is significant potential to improve therapeutics for our patients with our proprietary CAB antibody technology across well-validated oncology targets in solid tumors. The following table summarizes our current product candidate pipeline.

Corporate Information

Our business was founded in March 2007 and originally operated as a Delaware limited liability company, BioAtla, LLC. In July 2020, we converted from a limited liability company into a Delaware corporation pursuant to a statutory conversion and changed our name from BioAtla, LLC to BioAtla, Inc. Our principal executive offices are located at 11085 Torreyana Road, San Diego, California 92121, and our telephone number is (858) 558-0708. Our corporate website address is www.bioatla.com. Information contained on, or that may be accessed through, our website is not incorporated by reference into this prospectus supplement or the underlying prospectus and should not be considered a part of either document.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined by the Exchange Act, and the rules and regulations thereunder, meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common stock offered by us	PPA Shares: Shares of our common stock having an aggregate offering price of up to $3.75 million at a price per share equal to the lower of (a) the Fixed Price of $1.39 and (b) the Market Price, but in no event shall the Market Price be less than the Floor Price of $0.23 and provided further that the applicable Investor may elect to use the Fixed Price in any Purchase Notice even if such price is greater than or less than the Market Price. The amount and timing of sales of PPA Shares is at the sole discretion of the Investors.

SEPA Shares: Up to $15 million of our common stock which we may sell to Yorkville from time to time, at our sole discretion, at a price equal to 97% of the prevailing market price, subject to certain limitations.

Common stock to be outstanding after this offering	Up to 117,459,170 shares, assuming the sale of (i) 11,733,415 PPA Shares at an offering price of $0.3196 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on January 15, 2026 and (ii) 46,933,667 SEPA Shares at an offering price of $0.3196 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on January 15, 2026.

Use of proceeds	We intend to use the net proceeds we receive from this offering, together with existing cash and cash equivalents, primarily to fund our research and development efforts and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement for additional information.

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “BCAB.”

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding immediately after this offering is based on 58,792,088 shares of our common stock outstanding as of September 30, 2025 and 0 shares of our Class B common stock outstanding as of September 30, 2025 and excludes:

•	5,871,489 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025 at a weighted average exercise price of $7.69 per share;

•	9,679,158 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at an exercise price of $1.19 per share;

•	2,523,000 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of September 30, 2025;

•

6,353,483 shares of our common stock issued upon conversion of $3.75 million aggregate principal amount under the PPAs since November 20, 2025 and the 243,428 commitment fee shares issued to Yorkville in connection with the SEPA; and

•

3,613,051 shares of our common stock reserved and available for future issuance as of September 30, 2025, under our equity incentive plans, consisting of (1) 1,302,358 shares of common stock reserved and available for issuance under our 2020 Equity Incentive Plan as of September 30, 2025 and (2) 2,310,693 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan as of September 30, 2025.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes no purchases of PPA Shares and SEPA Shares to be sold to Investors in this offering, no issuance, exercise or settlement of stock-based awards under our 2020 Equity Incentive Plan or 2020 Employee Stock Purchase Plan and no exercise of outstanding warrants.

RISK FACTORS

An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. For a discussion of risks that you should carefully consider before deciding to purchase any of our common stock, please review the risk factors disclosed below and those incorporated by reference herein contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, respectively, together with the other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. Any of these risks, as well as additional risks not currently known to us or that we currently deem immaterial, may adversely affect our business, financial condition, results of operations, and prospects, resulting in a decline in the trading price of our common stock and loss of all or part of your investment.

Risks Relating to this Offering

Our management will have broad discretion over the actual amount and timing of the expenditures of the proceeds we receive in this offering and might not apply these proceeds in ways that enhance our financial condition or operating results or increase the value of your investment.

We intend to use the net proceeds we receive from this offering, together with existing cash and cash equivalents, primarily to fund our research and development efforts and for working capital and other general corporate purposes. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, including the expenses related to our clinical and preclinical trials, the expenses related to any potential commercialization, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our common stock and your investment therein. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See “Use of Proceeds” for additional information.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 58,667,082 PPA Shares and SEPA Shares are sold pursuant to this prospectus supplement at a price of $0.3196 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on January 15, 2026, you would experience immediate dilution of $0.4442 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price. Further dilution of your investment will result from, among other things, the future exercise of stock options and vesting of restricted stock units. See the section titled “Dilution” below for a more detailed illustration of the dilution you could incur if you purchase shares in this offering.

Substantial blocks of our common stock may be sold into the market as a result of the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement.

The price of our common stock could decline and be volatile if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur. In accordance with the terms of the Pre-Paid Advance Agreements, on November 21, 2025, the Investors advanced to us the Pre-Paid Advances in the aggregate principal amount of $7.5 million. Each Pre-Paid Advance was purchased by the Investors at 95% of the face amount. At any time that there is an outstanding balance under a Pre-Paid Advance, the applicable Investor may provide a Purchase Notice requiring that we issue and sell shares of our common stock to the applicable Investor, which shall be offset against the amount outstanding under the applicable Pre-Paid Advance. In addition, in accordance with the terms of the Standby Equity Purchase Agreement, we will have the right, at our sole discretion, to issue and sell the SEPA Shares having an aggregate gross sales price of up to $15 million to Yorkville from time to time during the 36 months following the Effective Date. Any issuances of the PPA Shares to offset any outstanding Pre-Paid Advances or issuances of the SEPA Shares will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

We do not have the right to control the timing and amount of the issuance of our shares of common stock to the Investors under the Pre-Paid Advance Agreements and, accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the Pre-Paid Advance Agreements at any one time or in total.

We do not have the right to control the timing and amount of any issuance of the PPA Shares to the Investors under the Pre-Paid Advance Agreements. Sales of our common stock, if any, to the Investors under the Pre-Paid Advance Agreements will depend upon market conditions and other factors, and the discretion of the Investors. We may ultimately sell to the Investors all, some or none of the PPA Shares that may be available for us to sell to the Investors pursuant to the Pre-Paid Advance Agreements.

Because the purchase price per share to be paid by the Investors for the PPA Shares, if any, will fluctuate based on the market prices of our common stock, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of PPA Shares that we will issue to the Investors under the Pre-Paid Advance Agreements, the purchase price per share that the Investors will pay for the PPA Shares, or the aggregate gross proceeds that we will receive from the Investors under the Pre-Paid Advance Agreements, if any.

It is not possible to predict the actual number of shares we will sell under the Standby Equity Purchase Agreement, and fluctuating sales prices and timing of sales of the SEPA Shares may result in variable proceeds and price volatility for investors.

Subject to certain limitations in the Standby Equity Purchase Agreement and compliance with applicable law, we will have discretion, subject to market demand, to vary the timing, prices and numbers of the SEPA Shares sold to Yorkville. The number of SEPA Shares that are sold to Yorkville after delivering an advance notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period. Because the price per share of each SEPA Share sold will fluctuate during the sales period, it is not currently possible to predict the number of SEPA Shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

In addition, if and when we do elect to sell the SEPA Shares to Yorkville pursuant to the Standby Equity Purchase Agreement, Yorkville may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase SEPA Shares from Yorkville in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. In addition, investors may experience a decline in the value of the SEPA Shares they purchase from Yorkville in this offering as a result of future sales made by us to Yorkville at prices lower than the prices such investors paid for their shares in this offering.

Upon an Amortization Event, we may be required to make payments under the Pre-Paid Advance Agreements that could cause financial hardship to the company.

Under the Pre-Paid Advance Agreements, an “Amortization Event” occurs if (1) the daily VWAP of our common stock is lower than the Floor Price for any five (5) of seven (7) consecutive trading days, (2) we have issued substantially all of the shares available under the Exchange Cap or (3) any of the PPA Shares to be issued under the Pre-Paid Advance Agreements are not eligible to be sold pursuant a registration statement for ten (10) consecutive trading days. Within seven (7) trading days of an Amortization Event, we must make cash repayments to each Investor of the amount outstanding under the applicable Pre-Paid Advances in equal monthly installments, plus any accrued and unpaid interest (if any), and a 10% redemption premium until such time as the obligation to make such prepayments ceases pursuant to the applicable Pre-Paid Advance Agreements. If we do not have sufficient cash on hand to make such repayments when due, we could be required to modify our operating plan to redirect our cash resources to such repayments, which could have a material adverse effect on our financial condition and liquidity.

USE OF PROCEEDS

We received aggregate gross proceeds from the offering in connection with the Pre-Paid Advance Agreements of approximately $7.13 million, and we will not receive any additional proceeds in connection with the Pre-Paid Advance Agreements.

We may receive up to $15 million in aggregate gross proceeds from any sales we make to Yorkville pursuant to the Standby Equity Purchase Agreement from and after the date of this prospectus supplement. We may sell fewer than all of the shares of common stock offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any of our shares of common stock under the Standby Equity Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information. We will not receive any proceeds from the issuance of the Commitment Shares to Yorkville pursuant to the Standby Equity Purchase Agreement.

To the extent that we do elect to sell shares of our common stock to Yorkville pursuant to the Standby Equity Purchase Agreement, the amount of proceeds from this offering will depend upon the number of shares of common stock sold and the price at which they are sold. There can be no assurance that we will be able to sell any shares of common stock under or fully utilize the Standby Equity Purchase Agreement as a source of financing.

We currently plan to use the net proceeds we receive from the Standby Equity Purchase Agreement, if any, together with the net proceeds from the Pre-Paid Advance Agreements and existing cash and cash equivalents, primarily to fund our research and development efforts and for working capital and other general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering, if any, and, accordingly, are not able to quantify the allocation of such proceeds among the various potential uses.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing accounts.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2025. Our historical net tangible book value as of September 30, 2025. Our historical net tangible book value as of September 30, 2025 was $(37.0) million, or $(0.63) per share of our common stock, based upon 58,792,088 shares of common stock outstanding on September 30, 2025. After giving effect to (i) 6,353,483 shares of our common stock issued upon conversion of $3.75 million aggregate principal amount under the PPAs since November 20, 2025 and the 243,428 commitment fee shares issued to Yorkville in connection with the SEPA; and (ii) the sale of $3.75 million of PPA Shares and $15 million of SEPA Shares at an assumed offering price of $0.3196 per share, which was last reported sale price of our common stock on The Nasdaq Capital Market on January 15, 2026, less Placement Agent fees and estimated offering expenses, our as-adjusted net tangible book value would have been approximately $(15.5) million, or approximately $(0.1246) per share of common stock. This represents an immediate increase in net tangible book value of $0.5045 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.4442 per share to investors purchasing shares of our common stock in this offering. The following table illustrates this calculation on a per share basis:

Offering price per share		$0.3196
Net tangible book value per share as of September 30, 2025	$(0.6291)
Increase in net tangible book value per share attributable to the offering	$0.5045

As-adjusted net tangible book value per share after this offering		$(0.1246)

Dilution per share to investors in the offering		$0.4442

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding immediately after this offering is based on 58,792,088 shares of our common stock outstanding as of September 30, 2025 and 0 shares of our Class B common stock outstanding as of September 30, 2025 and excludes:

•	5,871,489 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025 at a weighted average exercise price of $7.69 per share;

•	9,679,158 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at an exercise price of $1.19 per share;

•	2,523,000 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of September 30, 2025;

•

6,353,483 shares of our common stock issued upon conversion of $3.75 million aggregate principal amount under the PPAs since November 20, 2025 and the 243,428 commitment fee shares issued to Yorkville in connection with the SEPA; and

•

3,613,051 shares of our common stock reserved and available for future issuance as of September 30, 2025, under our equity incentive plans, consisting of (1) 1,302,358 shares of common stock reserved and available for issuance under our 2020 Equity Incentive Plan as of September 30, 2025 and (2) 2,310,693 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan as of September 30, 2025.

Investors purchasing shares of our common stock in this offering will experience further dilution upon, among other things, the future exercise of stock options, vesting of restricted stock units and exercise of warrants. Furthermore, we may choose to raise additional capital through the sale of additional securities due to market conditions or strategic considerations even if we believe we have sufficient funds on hand for our current or future operating plans. To the extent that we raise additional capital in this manner, the issuance of such securities would likely result in further dilution to investors purchasing shares of our common stock in this offering.

DESCRIPTION OF SECURITIES

The material terms and provisions of our common stock are described under the heading “Common stock and class B common stock” in the Description of Our Capital Stock section of the accompanying prospectus.

PLAN OF DISTRIBUTION

On November 20, 2025, we entered into the Pre-Paid Advance Agreements with the Investors and the Standby Equity Purchase Agreement with Yorkville. On November 21, 2025, the Investors advanced to us the Pre-Paid Advances in the aggregate principal amount of $7.5 million. Each Pre-Paid Advance was purchased by the Investors at 95% of the face amount. At any time that there is an outstanding balance under a Pre-Paid Advance, the applicable Investor may provide a Purchase Notice requiring that we issue and sell shares of our common stock to the applicable Investor, which shall be offset against the amount outstanding under the applicable Pre-Paid Advance, at a price per share equal to the lower of (a) the Fixed Price and (b) the Market Price, but in no event shall the Market Price be less than the Floor Price. The issuance of PPA Shares is subject to certain limitations and conditions, including pursuant to the rules of The Nasdaq Capital Market and that the shares of common stock beneficially owned by the applicable Investor and its affiliates at any one time will not exceed 4.99% of the then-outstanding shares of the common stock.

The Standby Equity Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Yorkville committed to purchase shares of our common stock having an aggregate gross sales price of up to $15 million over a 36-month commitment period upon our delivery of an advance notice to Yorkville. The shares would be sold at the Company’s option at 97% of the prevailing market price, subject to certain limitations, including that Yorkville may not purchase any shares of the common stock that would result in it owning more than 4.99% of the then-outstanding voting power or number of common stock. Each advance notice may be for an amount up to 100% of the average of the daily trading volume of our common stock on The Nasdaq Capital Market during the five consecutive trading days immediately preceding an advance notice. In connection with any advance notice, if any portion of an advance would cause the beneficial ownership of our then outstanding common stock by Yorkville to exceed 4.99%, then such portion shall automatically be deemed to be withdrawn by us with no further action required by us. The Standby Equity Purchase Agreement may be terminated by us upon five (5) trading days of prior notice to Yorkville, provided that there are no advances outstanding and we have paid to the Investors all amounts then due.

In addition to our issuance of common stock to the Investors pursuant to the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement, this prospectus supplement also covers the resale of those shares from time to time by the Investors to the public. Though we have been advised by each Investor, and each Investor represents in the applicable Pre-Paid Advance Agreement and the Standby Equity Purchase Agreement, that it is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that each Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement to provide customary indemnification to each Investor. It is possible that our shares may be sold by each Investor in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	to a broker-dealer as principal and resale by the broker-dealer for its account; or

•	a combination of any such methods of sale.

The Investors will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. With certain exceptions, Regulation M precludes the Investors, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

These restrictions may affect the marketability of the shares of our common stock by the Investors and any unaffiliated broker-dealer.

We have paid the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus supplement and the accompanying prospectus. We also paid a $25,000 structuring fee to Yorkville in connection with entry into the Standby Equity Purchase Agreement with Yorkville.

We have paid the Placement Agent a placement fee equal to 6% of the Pre-Paid Advance and have agreed to pay 3% of the aggregate purchase price of any SEPA Shares when and if purchased by Yorkville pursuant to the Standby Equity Purchase Agreement. We also have agreed to indemnify the Placement Agent against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act and to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below (File No. 001-39787) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, except as expressly noted below) between the date of this prospectus supplement and the date this offering is terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 24, 2025;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 6, 2025, August 7, 2025 and November 13, 2025, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on February 7, 2025, March  14, 2025, March  27, 2025 (Item 2.05 only), May  16, 2025, June  20, 2025, September  22, 2025, November  21, 2025, December  30, 2025, December  31, 2025 and January 12, 2026; and

•

Description of our common stock contained in the Registration Statement on Form 8-A, dated December 9, 2020 as updated by the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as amended, filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, and including any amendment or report subsequently filed for the purpose of updating such description.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.bioatla.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

You may also request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:

BioAtla, Inc.

11085 Torreyana Road

San Diego, California

(858) 558-0708

Up to $18.75 million of Common Stock

PROSPECTUS SUPPLEMENT

    , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by our company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee		$559.30(1)
FINRA filing fee		**
Accounting fees and expenses		**
Legal fees and expenses (including Blue Sky fees)		**
Transfer agent, trustee and warrant agent fees and expenses		**
Printing fees		**
Miscellaneous		**

Total	$	**

**

These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.

(1)

The $200,000,000 of securities registered pursuant to this registration statement includes $195.95 million of Unsold Securities registered pursuant to the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of our amended and restated bylaws provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. The underwriters will be obligated, under certain circumstances, pursuant to any underwriting agreements we enter into in connection with the sale of any securities being registered hereby, to indemnify us and our officers and directors against certain liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit No.	Exhibit title	Incorporated by reference
		Form	File No.	Exhibit No.	Filing date	Filed or furnished herewith

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation	8-K	001-39787	3.1	12/18/2020

3.2	Amended and Restated Bylaws	8-K	001-39787	3.1	04/24/2024

4.1	Form of Specimen Common Stock Certificate	S-1/A	333-250093	4.1	12/8/2020

4.2	Investors’ Rights Agreement, dated July 13, 2020	S-1	333-250093	4.2	12/8/2020

4.3*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate

4.4*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder

4.5*	Form of any unit agreement with respect to any unit issued hereunder

4.6	Form of Indenture					X

4.7*	Form of Note

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP relating to the base prospectus					X

5.2	Opinion of Orrick, Herrington & Sutcliffe LLP relating to the prospectus supplement					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)					X

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.2)					X

23.3	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this registration statement)					X

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Debt Trustee

107	Filing Fee Table					X

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 16, 2026.

BIOATLA, INC.

By:	/s/ Jay M. Short, Ph.D.
Name:	Jay M. Short, Ph.D.
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay M. Short, Ph.D. and Richard A. Waldron, and each or any of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for their and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay M. Short, Ph.D. Jay M. Short, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2026

/s/ Richard A. Waldron Richard A. Waldron	Chief Financial Officer (Principal Financial and Accounting Officer)	January 16, 2026

/s/ Scott Smith Scott Smith	Director	January 16, 2026

/s/ Mary Ann Gray Mary Ann Gray	Director	January 16, 2026

/s/ Susan Moran Susan Moran	Director	January 16, 2026

/s/ Edward Williams Edward Williams	Director	January 16, 2026

/s/ Lawrence Steinman Lawrence Steinman	Director	January 16, 2026

/s/ Sylvia McBrinn Sylvia McBrinn	Director	January 16, 2026